UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Blueport Acquisition Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

366 Madison Ave 3rd Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Class A Ordinary Shares, par value of $0.0001 per share	The Nasdaq Stock Market LLC

Rights, each entitling the holder to receive one-sixth (1/6) of one Class A Ordinary Share	The Nasdaq Stock Market LLC

Units, each consisting of one Class A Ordinary Share and one Right to receive one-sixth (1/6) of one Class A Ordinary Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-288356.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class A ordinary shares, rights and units to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in Blueport Acquisition Ltd’s (the “Registrant”) Registration Statement on Form S-1 (File No. 333-288356) initially filed with the Securities and Exchange Commission on June 26, 2025, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is filed subsequently to the Registration Statement is hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 10, 2025	Blueport Acquisition Ltd

	By:	/s/ William Rosenstadt
	Name:	William Rosenstadt
	Title:	Chief Executive Officer

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